CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated August 28, 1996, on our audits of the financial statements of ZAP Power Systems and Subsidiary, included in the registration statement on Form SB-2 in connection with the offering of common stock of ZAP Power Systems and Subsidiary. We also consent to the reference to our Firm under the caption "Experts".


                                                       /s/ Moss Adams LLP



Santa Rosa, California
October 3, 1996